Twin Faces East Entertainment Corporation

94 Arthur Hills Court, Henderson, NV. 89074

Phone 702-617-8832 Fex 702-617-8836 stanteeple@msn.com

Mr. Gerald A. John Kelly
O'Dea & Company, LLC
Fax: 516-679-0045- 6 pages	September 22nd, 2003

Re: Development Financing Agreement (the "Agreement") for "Jack London's Call Of The Wild" (the "Series")

Dear Mr. Kelly:

You have represented and warranted to us the following:

  Call Of The Wild Distribution LLC ("COTWD") currently owns the distribution rights to 13 episodes of "Jack London's Call Of The Wild" (the "Series"), originally produced by Cinevu Films Inc. ("Cinevu") through their single-purpose vehicle, Call Of The Wild Production Ltd.

  GE Capital Corporation ("GE Capital") has the right to foreclose on COTWD, the Series, and its related distribution rights due to default by COTWD on a loan secured by the Series, its distribution rights, and its revenue.

  GE Capital has expressed to O'Dea & Company, LLC ("O'Dea") its willingness to cooperate so that an additional 13 episodes of the Series can be produced, thereby increasing the value of its collateral (i.e., the value of the first 13 episodes).

  Cinevu has expressed to O'Dea its desire to again act as the producer of the Series including the next 13 episodes, has assisted at O'Dea's request in the preparation of the per episode production budget attached as Exhibit B, and has assisted at O'Dea's request in the preparation of the Development Budget attached as Exhibit A.

  GE Capital has expressed to O'Dea its interest in seeing Cinevu act as Production Company for the next 13 episodes.

  Indigo Film & Television Limited ("Indigo") has expressed to O'Dea its desire to act as Sales Agent for the Series, has at O'Dea's request prepared minimum projections related to the next 13 episodes which are attached as Exhibit C, and at O'Dea's request has already developed a certain degree of presale interest for the Series.

  GE Capital has already expressed to O'Dea its interest in seeing Indigo act as Sales Agent for the Series.

  GE Capital has claims against the COTW episodes 1-13 as a revenue participant to a maximum of $4.2 million plus interest and Twin Faces East Entertainment Corp. ("TFE") has and would have no obligation whatsoever to GE Capital under this Agreement or development of this project except as a revenue participant.

  GE has agreed in principle, once you have arranged the Production Financing, to a) foreclose on COTWD's ownership of COTW episodes 1-13, and b) transfer ownership and title of the related distribution and sales agency rights to a company recommended by you and of good reputation which will act as distributor (the "Distributor"). The foreclosure will have the effect of eliminating all contingent and undisclosed claims against the COTW episodes 1-13, and you have agreed to recommend TFE for the role of Distributor. The Development Budget will not be provided by TFE to O'Dea until GE Capital has provided such appointment of TFE as Distributor (conditioned only upon arrangement of the Production Financing by O'Dea) in form and substance acceptable to TFE and based on the terms hereof. For avoidance of doubt, the related and intended steps are these: 1) GE Capital agrees to appoint TFE as Distributor, such appointment conditioned solely upon arrangement by O'Dea of the Production Financing, 2) TFE provides the Development Budget to O'Dea, 3) O'Dea arranges the Production Financing, and 4) with the single condition to its appointment thereby fulfilled, TFE proceeds to act as Distributor for COTW episodes 1-26 in accordance with the terms hereof.

  Execution of this Agreement assumes no obligations or debts for TFE from O'Dea (other than previously contracted fees under our Advisory Services Agreement), from Cinevu, and/or from COTWD. Further, any and all Production Financing obligations will become obligations of the project and not TFE.

  The Development Budget paid by TFE as a part of this Agreement will be repaid to TFE from first draw down from the Production Budget.

  The Production Budget funding sources as defined below are all non-recourse funding sources and/or instruments, which is to say sources and/or instruments which have and will have no recourse to TFE for repayment except as participants in revenue and/or profit.

  GE Capital has indicated an expressed interest in and O'Dea and COTWD have verified that they will give a release as necessary to complete this project as outlined herein. Further, the Development Budget will not be provided by TFE to O'Dea until GE Capital has provided such release in form and substance acceptable to TFE.

Accordingly, Twin Faces East Entertainment Corporation ("TFE") desires to engage O'Dea & Company LLC ("O'Dea") to arrange the production financing (the "Production Finance") necessary to produce an additional 13 episodes. In order to enable O'Dea to arrange the Production Finance, TFE will provide the development budget (the "Development Budget") to O'Dea, which O'Dea will use to arrange the Production Finance. If O'Dea is successful in arranging the production finance, TFE will become the distributor (the "Distributor") of all 26 episodes of the Series and be compensated as described herein for its investment of the Development Budget. O'Dea's basic plan for arranging the Production Finance is as follows:

20%    Canada tax credits

20%    presales

20%    gap loan

20%    CGI and post-production investment

20%    UK financing

-------

100%

Therefore, subject to receipt by Twin Faces East Entertainment Corporation (the "Distributor") of a combined total cash investment (in the form or forms of long-term debt, subordinated debt, preferred stock, or common stock) in amount equal to at least $4,000,000 (four million dollars) between the date of this Agreement and December 31, 2003. TFE hereby commits to provide the Development Budget to O'Dea in accordance with the following terms and conditions:

Series:

"Jack London's Call Of The Wild" (the "Series"), of which 13 episodes have already been produced and another 13 episodes are intended to be developed, financed, produced, and distributed as a result of this Agreement;

Distributor:	Twin Faces East Entertainment Corporation (the "Distributor");

Project Coordinator:	O'Dea & Company, LLC ("O'Dea");

Sales Agent:	To be appointed by unanimous approval of Distributor, O'Dea, and GE Capital. Indigo Film & Television Limited ("Indigo") is pre-approved by Distributor and O'Dea;

Production
Company:

To be appointed by unanimous approval of Distributor, O'Dea, and GE Capital. Cinevu Films Inc. ("Cinevu") and a single purpose vehicle to be established by Cinevu for production of the Series are pre-approved by Distributor and O'Dea;

Grant of Rights
To Distributor:

The intent of this Agreement is to cause all distribution rights related to the Series (all 26 episodes) to be granted to Distributor on an exclusive basis for the Territory and in the Media during the Term (the "Rights");

Territory:	The universe;

Media:	All media now in existence or hereafter created or invented;

Term:	Fifteen years from the date of completion of episodes 14-26 of the Series,i.e., the next 13 episodes;

Development
Budget:	$421,000 to be expended substantially in accordance with Exhibit A;

Production
Budget:	Approximately US$1,100,000 per episode including contingency, completion bond fee, marketing budget, and finance costs to be expended substantially in accordance with Exhibit B;

Repayment of the
Development
Budget:	O'Dea will cause the Development Budget to be repaid to Distributor upon release of first draw down of the Production Finance;

Quiet
Enjoyment:

Upon delivery of the Series, Distributor will have "quiet enjoyment" of its right to distribute the Series in accordance with the terms and conditions of this Agreement. Relatedly, the Series will be delivered to Distributor free and clear of all liens and encumbrances except guilds, unions, and financing from O'Dea's finance sources;

Confidentiality:

Distributor, its owners, affiliates, employees, and counsel recognize that the nature and identity of O'Dea's finance sources (the "Finance Sources") are confidential, proprietary to O'Dea, have competitive value, and are not intended to be divulged by Distributor to any third party. Accordingly, Distributor, its owners, affiliates, employees, and counsel agree not to divulge any information related to the nature and/or identity of O'Dea's Finance Sources which has or might come into their possession without O'Dea's prior written permission or unless required by law.

Gross Receipts:	All non-returnable revenues received by Distributor from exploitation of the Series in the Media in the Territory during the Term (the "Gross Receipts");

Distribution Fee:	Distributor will receive a Distribution Fee of 25% (including Sales Agent's fees but exclusive of distribution fees charged by any and all sub-distributors) of all Gross Receipts;

Application of
Gross Receipts
Derived From
Episodes 14-26:	Gross Receipts derived from exploitation of the episodes 14-26 (i.e., the next 13 episodes) will be applied as follows:

A) Distributor's Distribution Fee and Sales Agent's sales agency fee (a combined total of 25%);

B) Recoupment by Distributor and Sales Agent of any payments made for guild residuals;

C) Recoupment by O'Dea's Finance Sources of the Production Finance;

D) Recoupment by Distributor of any other costs related to the Series which are not covered by the marketing line item within the Production Budget (including reserves for foreseeable distribution costs), which are actual, verifiable, third party, out of pocket costs, expenses, and taxes, but specifically excluding any net income tax, corporate franchise tax, or excess profits tax);

E) Recoupment by the Completion Guarantor of any funds advanced by the completion guarantor for completion of the Series;

F) The balance remaining shall be deemed "Net Proceeds" related to episodes 14-26. One hundred percent (100%) of such Net Proceeds will be paid to profit participants as directed by O'Dea in accordance with the paragraph entitled Statements and Payments, below.

Application of
Gross Receipts
Derived From
Episodes 1-13:	Gross Receipts derived from exploitation of the episodes 1-13 (i.e., the first 13 episodes which are already completed and large unexploited) will be applied as follows:

1) Distributor's Distribution Fee and Sales Agent's sales agency fee (a combined total of 25%);

2) Recoupment by Distributor and Sales Agent of any payments made for guild residuals;

3) Recoupment by GE Capital of its original loan;

4) Recoupment by Distributor of any other costs related to the Series which are not covered by the marketing line item within the Production Budget (including reserves for forseeable distribution costs), which are actual, verifiable, third party, out of pocket costs, expenses, and taxes, but specifically excluding any net income tax, corporate franchise tax, or excess profits tax);

5) The balance remaining shall be deemed "Net Proceeds" related to episodes 1-13. One hundred percent (100%) of such Net Proceeds will be paid to profit participants as directed by O'Dea in accordance with the paragraph entitled Statements and Payments, below.

Statements and
Payments:	Quarterly for the first three years beginning with delivery of the Series to Distributor; semi-annually for the next four years; annually thereafter;

Third Party
Obligations:	To be agreed;

Screen Credits:	O'Dea will cause Production Company to provide Distributor and Sales Agent with billing block and other customary information for marketing and publicity purposes;

Marketing
Information:

O'Dea will cause Production Company to supply to Distributor and Sales Agent a synopsis of the Series; biographies, stills, and head-shots of the leads; and biography and credits of the directors suitable for marketing the Series as soon as each are available;

Production
Information:	Distributor and Sales Agent will have access to all production information;

Conditions
Precedent:	Distributor will provide the full Development Budget to O'Dea immediately upon fulfillment of the following conditions precedent (the "Conditions Precedent"):

1) Receipt by Distributor of a combined total cash investment (in the form or forms of long-term debt, subordinated debt, preferred stock, or common stock) in amount equal to at least $4,000,000 (four million dollars) between the date of this Agreement and December 31,2003.

2) Acceptance by GE Capital of TFE as Distributor in accordance with the terms of this Agreement and conditioned only upon subsequent arrangement by O'Dea of the Production Finance. (GE Capital will want to remain free to appoint another distributor should this attempt to arrange the Production Finance fail.);

3) Acceptance by GE Capital of Indigo as Sales Agent, and acceptance by Indigo of a sales agency fee not greater than 20% of Gross Receipts. If Indigo is not accepted by GE Capital or if Indigo does not accept a sales agency fee equal to or lesser than 20%, then Distributor, O'Dea, and GE Capital will replace Indigo with another sales agent which is acceptable to all of Distributor, O'Dea, and GE Capital and which will accept such terms;

4) Acceptance by GE Capital of Cinevu and its single purpose vehicle as Production Company in accordance with the terms of this Agreement as they relate to the Production Company. If GE Capital does not accept Cinevu or if Cinevu does not accept the terms of this Agreement as they relate to the Production Company, then Distributor, O'Dea, and GE Capital will replace Cinevu with another production company which is acceptable to all of Distributor, O'Dea, and GE Capital and which will accept such terms;

No Other
Agreement:	There is no other agreement between the parties hereto with regard to the Series except that written herein;

No Partnership or
Joint Venture:	Nothing contained herein shall constitute a partnership, joint venture, or any other legal relationship between the parties except that expressly written herein;

Choice of Law:	This Agreement will be interpreted under the laws of the State of Nevada;

Arbitration:

The parties agree that any dispute or controversy arising out of or relating to this Agreement shall be settled by binding arbitration using the arbitration procedure of the Los Angeles office of the American Film Marketing Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In any such action, the prevailing party shall be entitled to reasonable attorney's fees, arbitrator's fees, costs, interest, and necessary disbursements in addition to any other relief to which it may he entitled;

Facsimile
Signatures:	Facsimile Signatures of this Agreement will be regarded by Distributor and O'Dea as valid and binding.

        If these terms are acceptable, please so indicate by signing and returning to the undersigned a copy of this Agreement by Noon, New York time, September 22nd, 2003, at which point this offer of distribution and finance will otherwise expire. This agreement may be replaced by a long-form distribution/financing agreement based on the above terms (and containing such other terms common in the television industry for agreements of this kind), until which time this document will constitute a valid and binding agreement between the parties.

Sincerely,

Twin Faces East Entertainment Corporation

/S/Michael Smolanoff

By: Michael Smolanoff, Ph.D.

Its: President

AGREED TO AND ACCEPTED:

O'Dea & Company, LLC

/S/G.A.J. Kelly

By:

EXHIBIT A-DEVELOPMENT BUDGET PER O'DEA
COTW II PRE-PREPRODUCTION / DEVELOPMENT BUDGET: 3 MONTHS
				$USD
DESCRIPTION:	UNITS:	X	RATE:	TOTAL:

Accounting - opinion	MONTHS	2	$ 5,000	$ 10,000

Actor relocation fee		1	$ -	$ -
Animal Training & Acquisition		1	$ 7,500	$ 7,500
Budgeting, Scheduling		1	$ 4,000	$ 4,000
Casting Director & Expenses	MONTHS	3	$ 3,333	$ 10,000

CGI - commitment & design	MONTHS	3	$ 5,000	$ 15,000

Distributor's rep - USA	MONTHS	3	$ 3,000	$ 9,000

Executive Producer - Canada (Jeff Barmash)	MONTHS	3	$ 7,500	$ 22,500
Executive Producer - Canada (George Erschbamer)	MONTHS	3	$ 7,500	$ 22,500
Executive Producer #3 (equity source)	MONTHS	3	$ 5,000	$ 15,000
Executive Producer #4 - Kelly	MONTHS	3	covered by regular retainer

Legal:
Legal - cashflowing bank		1	$ 15,000	$ 15,000
Legal - lending bank		1	$ 15,000	$ 15,000
Legal - Canadian counsel - strategy / alternatives	MONTHS	3	$ 2,500	$ 7,500
Legal - Canadiam counsel - CAVCO	MONTHS	3	$ 2,500	$ 7,500
Legal - Canadian counsel - Distribution Agreement, Sales Agency Agreement, Presales	MONTHS	3	$ 2,500	$ 7,500
Legal - Canadian counsel - production	MONTHS	3	$ 2,500	$ 7,500
Legal - Equity - CGI	MONTHS	3	$ 1,000	$ 3,000
Legal - Equity - other	MONTHS	3	$ 9,000	$ 27,000

Line Producer	MONTHS	3	$ 4,000	$ 12,000
Location Deposit		1	$ 15,000	$ 15,000

Office Staff - Canada	MONTHS	3	$ 3,333	$ 10,000
Overhead Expenses (rent, tel, fax, courier) - Canada	MONTHS	3	$ 3,000	$ 9,000

Production Designer		1	$ 5,000	$ 5,000
Production Office Deposit		1	$ 3,000	$ 3,000
Production & planning assistants - USA	MONTHS	3	$ 2,000	$ 6,000

Sales company - attachment	MONTHS	0	$ -	$ -

Script rate 1	# of episodes	4	$ 19,000	$ 76,000
Script rate 2	# of episodes	3	$ 6,333	$ 19,000
Series Bible		1	$ 25,000	$ 25,000

Travel & Living - production (Canada)		1	$ 10,000	$ 10,000

Travel - finance related:
Travel - CAVCO related	MONTHS	3	$ 1,000	$ 3,000
Travel - CGI related	MONTHS	3	$ 1,000	$ 3,000
Travel - other equity related	MONTHS	3	$ 1,000	$ 3,000
Travel - sales company & presales related	MONTHS	3	$ 1,000	$ 3,000

Tax Credit Assessment - Canada		1	$ 3,500	$ 3,500

Wardrobe, props, set decoration pkge. - deposit		1	$ 10,000	$ 10,000

	Total			$ 421,000
$1,100,000 per episode inc/ finance costs	$ 14,300,000			2.9%

EXHIBIT B-PER EPISODE PRODUCTION BUDGET BY CINEVU
JACK LONDON'S CALL OF THE WILD
PER EPISODE BUDGET IN U.S. DOLLARS FOR 13 ONE HOUR EPISODES

AS OF: 9/19/03
CONVERSION RATE: US$1 = CANADIAN $0.71

STORY RIGHTS / ACQUISITIONS				$ 3,250
SCENARIO				$ 11,725
STORY EDITOR				$ 4,000
PRODUCERS				$ 103,108
DIRECTOR				$ 10,708
STARS & GUEST STARS				$ 170,000
FRINGES				$ 25,688
TOTAL "A" (ABOVE THE LINE)				$ 328,479

CAST				$ 52,250
EXTRAS				$ 11,486
PRODUCTION STAFF				$ 22,162
DESIGN LABOR				$ 3,227
CONSTRUCTION LABOR				$ 3,591
SET DRESSING LABOR				$ 4,224
PROPERTY LABOR				$ 2,534
SPECIAL EFFECTS LABOR				$ 3,164
WARDROBE LABOR				$ 4,363
MAKEUP/HAIR LABOR				$ 3,865
CAMERA LABOR				$ 7,486
ELECTRICAL LABOR				$ 5,376
GRIP LABOR				$ 6,249
PRODUCTION SOUND LABOR				$ 2,438
TRANSPORTATION LABOR				$ 12,917
PRODUCTION OFFICE EXPENSES				$ 514
SITE EXPENSES				$ 2,485
UNIT EXPENSES				$ 4,042
TRAVEL AND LIVING				$ -
TRANSPORTATION				$ 11,404
CONSTRUCTION MATERIALS				$ 2,485
ART SUPPLIES				$ 272
SET DRESSING				$ 3,980
PROPS				$ 10,395
WARDROBE SUPPLIES				$ 3,863
MAKEUP/HAIR SUPPLIES				$ 623
CAMERA EQUIPMENT				$ 1,881
ELECTRICAL EQUIPMENT				$ 6,903
GRIP EQUIPMENT				$ 3,168
SOUND EQUIPMENT				$ 1,057
PRODUCTION RAW STOCK & PROCESS				$ 8,685
FRINGES				$ 51,773
TOTAL PRODUCTION "B"				$ 258,862

EDITORIAL LABOR				$ 6,830
POST PRODUCTION OFFICE				$ 107
POST PRODUCTION PICTURE				$ 26,413
POST PRODUCTION SOUND				$ 18,310
POST, EDITORIAL, OFFICE, PICTURE, SOUND UNIT 1				$ 51,660
POST & CGI UNIT 2				$ 67,000
POST & CGI UNIT 3		2.50	20.1%	$ 296,650
MUSIC				$ 7,100
FRINGES				$ 1,433
TOTAL POST PRODUCTION "C"				$ 475,503

UNIT PUBLICITY				$ 693
MARKETING				$ 92,308
DEVELOPMENT COSTS NOT INCLUDED IN PRODUCTION REIMBURSEMENT				$ 11,192
TOTAL PRODUCTION "D"				$ 104,193

TOTAL ABOVE THE LINE				$ 328,479
TOTAL BELOW THE LINE				$ 838,558
TOTAL ABOVE & BELOW THE LINE				$ 1,167,037

CONTINGENCY		$1,062,844	10%	$ 106,284
COMPLETION GUARANTEE		$1,062,844	3.0%	$ 31,885
TOTAL CONTINGENCY & COMPLETION GUARANTEE				$ 138,170

PRODUCTION BUDGET BEFORE FINANCE COSTS				$ 1,305,207

FINANCE FEES			5%	$ 65,260
BANK FEES	1	60%	2.50%	$ 19,578
BANK INTEREST ON PRESALES	1	40%	7.00%	$ 36,546
BANK INTEREST ON GAP	2	20%	7.00%	$ 36,546
FINANCE CONTINGENCY	1	$ 157,930	10%	$ 15,793
TOTAL FINANCE				$ 173,723

TOTAL PER EPISODE PRODUCTION BUDGET INCLUDING FINANCE COSTS				$ 1,478,930

EXHIBIT C-MIN PROJECTIONS- INDIGO
Call of the Wild 2 - Live Action Series
Episodes 14-26 (13 x 50')
This forecast is based on the promo reel screened to date. We have not read any scripts, or seen a story arc and therefore reserve the right to re-evaluate after reviewing additional information.

Projection Summary - 1st cyle: All TV and Video
Market		US$
Pan Global Channels		0.00
Africa		5,000.00
Asia		47,950.00
Australasia		20,000.00
Eastern Europe		19,500.00
Latin America		17,350.00
Major Europe		145,000.00
Minor Europe		22,700.00
Middle East		6,000.00
North America		325,000.00
Scandinavia		15,500.00
Total/ep		$624,000.00

Total/episodes 14-26		$8,112,000.00

TERRITORY

Family
		License Fee/hr
PAN WORLD CABLE/SAT

AFRICA	South Africa	3000
	North Africa	2000

ASIA &	Pan Cable
FAR EAST	Bangladesh	200
	Brunei	200
	China	1000
	Hong Kong	2000
	India	1000
	Indonesia	3000
	Japan	25000
	Korea	5000
	Macau	200
	Malaysia	2000
	Pakistan	500
	Phillipines	2000
	Singapore	2000
	Sri Lanka	350
	Taiwan	2000
	Thailand	1000
	Vietnam	500

AUSTRALIASIA	Australia	14000
	New Zealand	6000

EASTERN EUROPE
	Albania	500
	Bulgaria	500
	CIS	5000
	Croatia	500
	Czech Republic	1500
	Hungary	1500
	Poland	4000
	Romania	1500
	Former Yugo	1000
	Slovakia	1000
	Slovenia	1000
	Lithuania	500
	Estonia	500
	Latvia	500

LATIN AMERICA
& SOUTH AMERICA	Argentina	1500
	Bolivia	300
	Brazil	2000
	Chile	1000
	Columbia	1000
	Costa Rica	500
	Cuba	350
	Dominican Republic	500
	Ecuador	1000
	Guatemala	400
	Honduras	300
	Mexico	5000
	Nicaragua	250
	Panama	350
	Paraguay	300
	Peru	1000
	Puerto Rico	300
	Uruguay	300
	Venezuela	1000

MAJOR EUROPEAN	France	30000
	Germany/Austria	35000
	Italy	15000
	Spain	30000
	UK	35000

MIDDLE EAST	Abu Dhabi	3000
	Bahrain
	Dubai
	Egypt
	Iran
	Jordan
	Kuwait
	Lebanon
	Qatar
	Saudi Arabia
	Syria

	Israel	3000

MINOR EUROPEAN
	Belgium (Flemish)	3500
	Cyprus	1000
	Greece	3000
	Ireland	1000
	Malta	200
	Netherlands	6500
	Portugal	2500
	Turkey	5000

NORTH AMERICA	Canada (English)	20000
	Canada (French)	5000
	USA	300000

SCANDANAVIA
	Denmark	3000
	Finland	3000
	Iceland	1500
	Norway	3000
	Sweden	5000

Total		$624,000